UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 19, 2011

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street, Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Susquehanna Bancshares, Inc. (the “Company”) at a meeting of the Board on January 19, 2011, approved an amendment to the amended and restated Bylaws of the Company (the “Amended and Restated Bylaws”) to formalize the position of “Lead Director” of the Board.

In accordance with the disclosure above, the Amended and Restated Bylaws were amended effective as of January 19, 2011 to add the following new Section 4.18:

LEAD DIRECTOR

“Section 4.18. The Board may elect from its members an independent Lead Director, who shall have such powers and duties as prescribed by the Board. A director shall be deemed to be independent if he or she qualifies as an independent director under the listing standards of the primary national securities exchange on which the corporation’s common stock is listed.”

A complete copy of the Amended and Restated Bylaws, as so amended, is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

The Company issued a press release on January 19, 2011, announcing the repurchase of the warrant to purchase up to 3,028,264 shares of the Company’s common stock that the Company issued to the U.S. Department of the Treasury on December 12, 2008, in conjunction with the Company’s participation in the TARP Capital Purchase Program. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, dated February 27, 2008, as amended January 19, 2011.

99.1	Press Release, dated January 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.

By:	/s/ Drew K. Hostetter
Drew K. Hostetter
Executive Vice President and Chief Financial Officer

Dated: January 19, 2011

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, dated February 27, 2008, as amended January 19, 2011.

99.1	Press Release, dated January 19, 2011